Our Ref:  99384U/MSH/kw




Morgan Stanley Aircraft Finance                              28th February 2000
C/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington
Delaware 19890
USA



Dear Sirs,

                         MARKET & BASE VALUATION OF THE
                      MSAF PORTFOLIO AS AT 30 NOVEMBER 1999

In accordance with instructions received by facsimile, letter and e-mail from your goodselves, we are pleased to be able to provide our Base Value opinion for a total of 32 aircraft built by Airbus, Boeing and McDonnell Douglas, and one spare engine as identified in the attached portfolio listing (ref:
99384/1199/BV/MSH).

Airclaims' valuation of the aircraft takes into account the data supplied by MSAF and by ILFC between June and December 1999 regarding the subject aircraft, their specification and maintenance status. We have additionally referred to the data held in the Airclaims CASE Aviation database to supplement the information required for the valuation process. We have assumed that, unless otherwise indicated, each of the aircraft is a typical example of its type, model and age, and is generally in good condition, with all airworthiness directives (ADs) and significant service bulletins (SBs) complied with.

No physical inspection of the subject aircraft was undertaken by Airclaims in conjunction with this assignment, however a physical inspection of portions of the fleet from within the overall portfolio was performed during July and August 1999.

AIRCRAFT SPECIFICATIONS

The general specification details of the aircraft appear in the attached table. Please note that Airclaims valuations take into account the `Build Date' of the aircraft, which is taken to be the date of roll-out, first flight, or first delivery, whichever is the earlier.

VALUATIONS

As requested, we have provided our value opinions under the scenarios of BASE VALUES. Airclaims believes it to be very important that value definitions are understood by all parties and that such values are always considered in conjunction with their definitions.

BASE VALUE

The International Society of Transport Aircraft Trading (ISTAT) defines 'Base Value' as follows:

BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

The Base Value as at 30/11/1999 is an interpolation based on our 1999 Base Value opinion (correct to 30th June 1999) and our Base Value opinion correct to 30th June 2000.

The values have also been provided to a) reflect the Theoretical `Half-Life' value which assumes that all major rotables are midway in airframe hours / cycles or calendar time between their last overhaul and the next scheduled overhaul, and also b) to reflect adjustments made for the actual maintenance status of the airframe, engines, APU and undercarriage.

The Base `Half-Life' Values are therefore recorded in the attached table. We have additionally provided the `Adjusted Base Value' which reflects the aircraft's overall position in its maintenance cycle. A third column separates the actual adjustment made for maintenance status.

Whilst the values are given as single figures, it must be borne in mind that the determination of such values involves a multiplicity of variables, and that some variation in perceived value must be expected. In this case we consider that a tolerance of +/- 4% may reasonably apply to the calculated values.





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                                                 Morgan Stanley Aircraft Finance
                                                                          Page 2
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Please note that valuations given by Airclaims are valid only as at the date of issue, subsequent to that date there may be alterations in the world aviation market, or in the status and physical condition of the subject aircraft, its engines or other general factors that may affect Airclaims' valuation.


Yours faithfully,






MARK SHERIDAN
Senior Analyst







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                                                 Morgan Stanley Aircraft Finance

MSAF PORTFOLIO - BASE VALUATION AS AT 30 NOV 99

------------------------------------------------------------------------------------------
TYPE    VAR.  MSN    REG'N   DOM      REMARKS              ENGINES          MTOW   TOTAL
                             (ILFC DATA)                   TYPE &  VARIANT  (LB)   SEATS
------------------------------------------------------------------------------------------

A300    600R  555    N8888P  MAR-90                        PW4000  4158     375,880  265
A310    300   409    A4O-OA  NOV-85                        PW JT9D 7R4E1    330,690  175
A310    300   410    A4O-OB  NOV-85                        PW JT9D 7R4E1    337,300  175
A310    300   437    PP-PSD  FEB-87   BUILD DATE 11/86     PW JT9D 7R4E1    337,300  256
                                      (CASE)
A320    200   279    C-FLSF  FEB-92   BUILD DATE 12/91     CFM56   5A3      169,754  180
                                      (CASE)
A320    200   393    G-CVYD  FEB-93   BUILD DATE 12/92     IAE     A1       166,447  180
                                      (CASE)               V2500
A320    200   414    EI-TLR  MAR-93   BUILD DATE 02/93     IAE     A1       166,447  168
                                      (CASE)               V2500
A321    100   597    TC-ONI  MAY-96   BUILD DATE 04/96     IAE     A5       183,000  220
                                      (CASE)               V2530
B737    300   25161  CS-TIK  FEB-92   BUILD DATE 01/92     CFM56   3B2      138,500  144
                                      (CASE)                       (22K)
B737    300   27635  PH-TSZ  MAY-95   BUILD DATE 04/95     CFM56   3C1      138,500  149
                                      (CASE)                       (22K)
B737    300   24299  PP-SFM  NOV-88   BUILD DATE 07/88     CFM56   3B2      137,000  132
                                      (CASE)                       (22K)
B737    300   26295  B-2937  DEC-93   BUILD DATE 11/93     CFM56   3C1      135,000  148
                                      (CASE)                       (20K)
B737    300F  23811  TF-FIE  SEP-87   BUILD DATE 08/87     CFM56   3B2      138,500  FRT
                                      (CASE)                       (22K)
B737    300QC 23788  F-GIXH  MAY-87                        CFM56   3C1      139,500  126
                                      (22K)
B737    400   24234  N242GD  OCT-88   BUILD DATE 09/88     CFM56   3B2      143,500  159
                                      (CASE)                       (22K)
B737    400   25104  N771AS  MAY-93   BUILD DATE 04/93     CFM56   3C1      143,500  140
                                      (CASE)                       (23.5K)
B737    400   25371  SX-BKK  JAN-92   BUILD DATE 12/91     CFM56   3C1      150,000  159
                                      (CASE)                       (23.5K)
B737    500   25165  LN-TUX  APR-93   BUILD DATE 03/93     CFM56   3B1      121,500  117
                                      (CASE)                       (18.5K)
B747    300   24106  PP-VOA  APR-88   BUILD DATE 03/88     GE CF6  80C2B1   833,000  395
                                      (CASE)
B757    200   24367  G-FCLG  FEB-89   BUILD DATE 12/88     RR      535E4-37 250,000  179
                                      (CASE)               RB211
B757    200   24260  N757GA  DEC-88   BUILD DATE 11/88     RR      535E4    250,000  175
                                      (CASE)               RB211
B757    200   26272  N805AM  MAR-94   BUILD DATE 12/93     PW2000  2037     230,000  180
                                      (CASE)
B767    200   23807  VH-RMO  AUG-87   BUILD DATE 07/87     GE CF6  80A2     345,000  290
                                      (CASE)
B767    300   24798  HL7264  OCT-90   BUILD DATE 08/90     GE CF6  80C2B6F  345,000  249
                                      (CASE)
B767    300ER 26256  G-OOAN  APR-93   BUILD DATE 02/93     GE CF6  80C2B6F  407,000  327
                                      (CASE)
B767    300ER 26260  DQ-FJC  SEP-94   BUILD DATE 08/94     GE CF6  80C2B6F  380,000  263
                                      (CASE)
ENGINE        704279    -    1995                          GE CF6  80C2B6F(QEC    -    -
F-70          11564  HA-LMA  DEC-95                        RR      15        81,000   75
                                                           TAY620
F-70          11565  HA-LMB  FEB-96                        RR      15        81,000   75
                                                           TAY620
F-70          11569  HA-LMC  MAR-96                        RR      15        81,000   75
                                                           TAY620
MD-80   82    49825  N940AS  MAR-89   BUILD DATE 02/89     PW JT8D 219      149,500  142
                                      (CASE)
MD-80   83    49822  F-GHEB  DEC-88   BUILD DATE 10/88     PW JT8D 219      160,000  159
                                      (CASE)
MD-80   83    49824  N9420D  MAR-89   BUILD DATE 11/88     PW JT8D 219      160,000  142
                                      (CASE)

--------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------
TYPE    TOTAL     TOTAL    AS AT...  LESSEE/                   LESSEE        01-NOV-99 01-NOV-99    MAINT
         HRS       CYC               OPERATOR                  COUNTRY        BV (HL)    ADJBV      ADJ.@
-----------------------------------------------------------------------------------------------------------
A300    21,661   7,012   11-JUL-99   CHINA AIRLINES            TAIWAN         $43.50M   $43.82M     $0.32
A310    42,426  15,631   30-JUN-99   OMAN AIR                  OMAN           $19.26M   $18.67M    -$0.60
A310    43,240  15,478   30-JUN-99   OMAN AIR                  OMAN           $19.62M   $18.74M    -$0.89
A310    47,618  10,159   30-JUN-99   PASSAREDO                 BRAZIL         $20.79M   $21.32M     $0.53
A320    28,258  10,786   30-JUN-99   CANADIAN AIRLINES         CANADA         $28.79M   $28.87M     $0.08
A320    15,798   6,401   30-JUN-99   CALEDONIAN                UK             $29.93M   $29.93M     $0.00
A320    13,366   7,146   30-JUN-99   TRANSAER COLOGNE          IRELAND        $30.26M   $30.34M     $0.08
A321     9,580   3,672   30-JUN-99   ONUR AIR                  TURKEY         $36.58M   $36.09M    -$0.50
B737    21,427  12,446   31-MAY-99   AIR MALTA                 MALTA          $22.64M   $22.67M     $0.03
B737    15,576   5,781   31-MAY-99   TRANSAVIA                 HOLLAND        $26.00M   $25.56M    -$0.44
B737    29,989  16,709   30-JUN-99   VASP                      BRAZIL         $19.28M   $20.00M     $0.72
B737    14,464   9,933   30-MAR-99   CHINA HAINAN              PR CHINA       $23.45M   $22.60M    -$0.85
B737    28,906  15,414   26-JUN-99   ICELANDAIR                ICELAND        $19.53M   $19.38M    -$0.15
B737    27,231  17,022   31-MAY-99   AEROPOSTALE               FRANCE         $19.59M   $19.41M    -$0.18
B737    28,777  12,306   31-MAY-99   BLUE PANORAMA /TAESA      ITALY          $20.77M   $21.62M     $0.85
B737    21,537  12,801   25-JUN-99   ALASKA                    USA            $25.60M   $25.51M    -$0.09
B737    19,404   9,723   31-MAY-99   OLYMPIC                   GREECE         $25.06M   $24.69M    -$0.38
B737    15,060  14,288   31-MAY-99   BRAATHENS SVERIGE         SWEDEN         $20.77M   $20.56M    -$0.21
B747    50,289   9,437   31-MAY-99   AOG (EX-VARIG)            BRAZIL         $47.11M   $46.63M    -$0.48
B757    36,391   9,782   07-APR-99   FLYING COLOURS            UK             $29.43M   $28.94M    -$0.49
B757    35,206   8,654   30-JUN-99   NATIONAL AIRLINES         USA            $29.63M   $30.42M     $0.79
B757    17,658   7,346   30-JUN-99   AEROMEXICO                MEXICO         $33.75M   $33.00M    -$0.75
B767    41,386  18,347   31-MAY-99   ANSETT AIRLINES           AUSTRALIA      $28.62M   $28.84M     $0.22
B767    25,208  15,625   28-JUN-99   ASIANA                    S KOREA        $48.38M   $49.10M     $0.72
B767    34,093   4,948   31-MAY-99   AIR 2000                  UK             $58.51M   $59.89M     $1.38
B767    20,197   4,134   20-JUN-99   AIR PACIFIC               FIJI           $59.97M   $60.05M     $0.07
ENGINE  15,443   4,357   20-JUL-99   KLM                       HOLLAND        $ 5.50M    $5.95M     $0.45
F-70     7,577   5,008   31-MAY-99   MALEV                     HUNGARY        $12.16M   $11.88M    -$0.28
F-70     7,488   5,215   31-MAY-99   MALEV                     HUNGARY        $11.32M   $11.09M    -$0.23
F-70     7,472   5,182   31-MAY-99   MALEV                     HUNGARY        $11.62M   $11.36M    -$0.26
MD-80   31,536  19,364   24-JUN-99   TWA                       USA            $15.96M   $15.32M    -$0.64
MD-80   22,460  13,892   31-MAY-99   AIR LIBERTE               FRANCE         $16.66M   $16.90M     $0.24
MD-80   27,633  19,555   30-JUN-99   TWA                       USA            $16.61M   $17.38M     $0.76

-----------------------------------------------------------------------------------------------------------
BV (HL) =     BASE VALUE (HALF LIFE CONDITION)                               $876.67M  $876.52M    -$0.16M
                                                                           --------------------------------
ADJBV  =      ADJUSTED BASE VALUE (ADJUSTED FOR MAINTENANCE CONDITION)